RULE 424 (B) (2)
REGISTRATION STATEMENT NO. 333-45814

PRICING SUPPLEMENT NO.	0015	DATED	April 27, 2005.

To prospectus dated September 28, 2000 and prospectus supplement dated October 3, 2000.

MBNA CORPORATION

MEDIUM-TERM NOTES, SERIES F

CUSIP #: 55263ECM5
ISSUE PRICE: 100.00%
UNDERWRITING DISCOUNT: .300%

REPAYMENT INFORMATION:	XX	SENIOR NOTES	SUBORDINATED NOTES

FORM:	XX	BOOK ENTRY	CERTIFICATE

ORIGINAL ISSUE DATE: 5/4/2005
(Settlement Date)

STATED MATURITY: 5/5/2008

DEFEASANCE AND COVENANT DEFEASANCE: YES

REPURCHASE PRICE: N/A
(For Discount Securities)

SPECIFIED CURRENCY:	XX	U.S. DOLLARS	OTHER

MINIMUM DENOMINATIONS: $1,000 and integral multiples of $1,000 in excess thereof

INITIAL INTEREST RATE PER ANNUM: 3.64%

INITIAL INTEREST RATE DETERMINATION DATE: 4/29/2005

INTEREST RATE RESET PERIOD: QUARTERLY

INTEREST RATE BASIS:

CD RATE		COMMERCIAL PAPER	TREASURY RATE

LIBOR, TELERATE PAGE 3750	XX	FEDERAL FUNDS EFFECTIVE RATE	PRIME RATE

OTHER:

INTEREST PAYMENT DATES:
8/05/05, 11/07/05, 2/06/06, 5/05/06, 8/07/06, 11/06/06, 2/5/07, 5/07/07, 8/06/07, 11/05/07, 2/5/08, 5/5/08

INTEREST RATE DETERMINATION DATES:
4/29/2005, 8/03/05, 11/03/05, 2/02/06, 5/03/06, 8/03/06, 11/02/06, 2/01/07, 5/03/07, 8/02/07, 11/01/07, 2/01/08

CALCULATION AGENT: DEUTSCHE BANK TRUST COMPANY AMERICAS

REGULAR RECORD DATES: 15th CALENDAR DAY PRECEDING THE INTEREST PAYMENT DATE

MAXIMUM INTEREST RATE: N/A%	OTHER PROVISIONS: N/A
MINIMUM INTEREST RATE: N/A%
SPREAD MULTIPLIER: N/A%
SPREAD (+): 43 BPS

REDEMPTION INFORMATION: N/A

The aggregate Principal Amount of this offering is US $500,000,000.00.

FURTHER ISSUES: MBNA Corporation may from time to time, without the consent of the existing holders of the Notes, create and issue further Notes having the same terms and conditions as the Notes being offered hereby in all respects, except for issue date, issue price and, if applicable, the first payment of interest thereon. Additional Notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding Notes.

Type of Sale:	As Agent	XX	As Principal

If principal transaction, reoffering at:
varying prices related to prevailing market prices at the time of resale
XX	fixed public offering of	100.00%	of Principal Amount

Underwriting Syndicate:

Lead Managers -  Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.

Co-Managers - Banc of America Securities LLC
Barclays Capital Inc.
Citigroup Global Markets, Inc.
Credit Suisse First Boston LLC
Lehman Brothers Inc.
    Merrill Lynch, Pierce, Fenner & Smith, Incorporated